WAIVER, RESCISSION AND
SETTLEMENT AGREEMENT

This Waiver, Rescission and Settlement Agreement (the “Agreement”), is made and entered into as of April 24, 2007 by and between Spatialight, Inc., a New York corporation (“SpatiaLight”), and each investor identified on the signature pages hereto (referred to herein as the “Investors,” whether one or more).

W I T N E S S E T H :

WHEREAS, SpatiaLight, Bluegrass Growth Fund, L.P. and Bluegrass Growth Fund, Ltd. are parties to a Securities Purchase Agreement dated September 26, 2006 (the “September 2006 Securities Purchase Agreement”) pursuant to which SpatiaLight issued to Bluegrass Growth Fund, L.P. and Bluegrass Growth Fund, Ltd. an aggregate of 270,270 shares of its Common Stock, $.01 par value per share (the “Common Shares”) and warrants to purchase 89,189 Common Shares for $2.25 per share until September 26, 2011 (the “September 2006 Warrants”); and a Registration Rights Agreement dated September 26, 2006 (the “September 2006 Registration Rights Agreement”) providing for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the Common Shares issued pursuant to the September 2006 Securities Purchase Agreement and the Common Shares issuable upon exercise of the September 2006 Warrants (the issuance of shares and warrants and other obligations of the parties pursuant to the September 2006 Securities Purchase Agreement, the September 2006 Warrants, and the September 2006 Registration Rights Agreement is sometimes referred to herein as the “September 2006 Financing”)

WHEREAS, SpatiaLight and Investors are parties to a Securities Purchase Agreement dated November 29, 2006 (the “November 2006 Securities Purchase Agreement”) pursuant to which SpatiaLight issued to Investors an aggregate of 2,400,000 Common Shares and warrants to purchase 4,800,000 Common Shares for $1.75 per share until November 29, 2011 (the “November 2006 Warrants”); a Lockup Agreement dated November 29, 2006 (the “Lockup Agreement”) between SpatiaLight and its officers and directors, and a Registration Rights Agreement dated November 29, 2006 (the “November 2006 Registration Rights Agreement”) providing for the registration under the Securities Act of the Common Shares issued pursuant to the November 2006 Securities Purchase Agreement and the Common Shares issuable upon exercise of the November 2006 Warrants (the issuance of shares and warrants and other obligations of the parties pursuant to the November 2006 Securities Purchase Agreement, the November 2006 Warrants, the Lockup Agreement and the November 2006 Registration Rights Agreement is sometimes referred to herein as the “November 2006 Financing”); and

WHEREAS, in connection with the November 2006 Financing, SpatiaLight, Bluegrass Growth Fund, L.P. and Bluegrass Growth Fund, Ltd. entered into a Waiver dated December 4, 2006 (the “First Waiver”) under which SpatiaLight agreed to issue warrants to purchase up to 250,000 Common Shares (the “Waiver Warrants”) in exchange for a waiver and release of certain requirements under the September 2006 Financing; and

WHEREAS, SpatiaLight and certain Investors are parties to a Securities Purchase Agreement dated February 23, 2007 (the “February 2007 Securities Purchase Agreement”) pursuant to which SpatiaLight issued to Investors an aggregate of 2,190,476 Common Shares pursuant to a registration statement on Form S-3 (File No. 333-137100) (the “Registration Statement”) under the Securities Act (the issuance of shares and other obligations of the parties pursuant to the February 2007 Securities Purchase Agreement are sometimes referred to herein as the “February 2007 Financing”); and

WHEREAS, in connection with the February 2007 Financing, SpatiaLight and Investors executed a Waiver dated February 23, 2007 (the “February 2007 Waiver”) pursuant to which SpatiaLight issued to Investors an aggregate of 600,000 Common Shares pursuant to the Registration Statement in exchange for the waiver and release of certain requirements under the November 2006 Financing; and

WHEREAS, SpatiaLight, Bluegrass Growth Fund, L.P. and Bluegrass Growth Fund, Ltd. entered into a Second Waiver dated March 6, 2007 (the “Second Waiver”) under which the obligation to issue the Waiver Warrants was deleted from the First Waiver and a First Amendment to Registration Rights Agreement dated March 6, 2007 (the “First Amendment”) under which certain obligations under the September 2006 Registration Rights Agreement were amended and accrued liquidated damages were forgiven in exchange for the issuance of 500,000 Common Shares pursuant to the Registration Statement and the application of the proceeds from the sale of such Common Shares to outstanding obligations of SpatiaLight (such Second Waiver and First Amendment are sometimes referred to herein as the “March 2007 Amendments”); and

WHEREAS, Investors claimed that the issuance of 500,000 Common Shares pursuant to the March 2007 Amendments is a breach of the November 2006 Securities Purchase Agreement and is not within the scope of the February 2007 Waiver; and

WHEREAS, SpatiaLight believes that the issuance of 500,000 Common Shares pursuant to the March 2007 Amendments are permitted under the November 2006 Securities Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein the parties agree as follows:

1. Rescission of November 2006 Financing. Subject to the terms and conditions of this Agreement, except as provided below, SpatiaLight and Investors agree to rescind and terminate ab initio the November 2006 Financing, including without limitation (a) the cancellation of any and all obligations under the November 2006 Securities Purchase Agreement, the November 2006 Registration Rights Agreement and the Lockup Agreement; (b) subject to the Escrow Agreement set forth below, the delivery into escrow of the 2,400,000 Common Shares issued in the name of Investors under the November 2006 Securities Purchase Agreement; and (c) the return for cancellation of the November 2006 Warrants.

2. Release and Settlement of Claims. Each of SpatiaLight and Investors agree to irrevocably and forever release, acquit and discharge the other; their respective affiliated or related partnerships, companies and corporations; and the past, present and future partners, managers, principals, directors, officers, employees, insurers, agents, attorneys and other representatives, administrators, trustees, successors, heirs, beneficiaries, servants, independent contractors and assigns of any of them, of and from any and all claims, based upon, arising from or relating to the November 2006 Financing or the execution, delivery or performance of the March 2007 Amendments, including claims for liquidated or exemplary damages. The foregoing release is intended to be construed broadly and to include claims that are presently known or unknown, accrued or accruing in the future, or based on law or equity.

3. Consideration. SpatiaLight will issue to Investors Common Shares from time to time necessary for Investors to receive aggregate gross proceeds from the sale of Common Shares acquired by Investors in the November 2006 Financing, the February 2007 Financing, the February 2007 Waiver, and this Agreement equal to Four Million Five Hundred Eighty-two Thousand One Hundred Six and NO/100 United States Dollars ($4,582,106.00) (the “Settlement Amount”), subject to the following:

a.
All Common Shares issued to Investors shall be delivered to the Escrow Agent (as defined in the Escrow Agreement, as hereinafter defined) in escrow according to the terms of the Escrow Agreement in the form attached to this Agreement as Exhibit A (the “Escrow Agreement”) and delivered by the Escrow Agent to Investors or their nominees as set forth in the Escrow Agreement.

b.
The parties to this Agreement acknowledge that it is their intent that such Common Shares are not intended to be outstanding until they are distributed by the Escrow Agent to the Investors according to the terms of the Escrow Agreement and that no person shall be entitled to any rights as a stockholder with respect to such Common Shares until such distribution.

c.
All Common Shares issued to Investors in accordance with this Agreement shall be subject to and issued under the Registration Statement and SpatiaLight shall provide Investors and the Escrow Agent with a legal opinion from counsel acceptable to Investors relating to the transferability of such shares.

d.
All proceeds from the short sale of Common Shares which were or will be covered with securities issued in the November 2006 Financing, the February 2007 Financing, the February 2007 Waiver and this Agreement shall be deemed to be gross proceeds from the sale of securities issued in such transactions.

4. Closing. Simultaneously with the execution and delivery of this Agreement;

a.	The parties shall sign and deliver the Escrow Agreement;

b.	The parties shall sign and deliver an Equity Credit Agreement in form acceptable to the parties;

c.
Investors shall deliver to SpatiaLight an accounting of all transactions in Common Shares by Investors and all of their affiliates including the monthly statements and the transaction confirmations of all transactions since November 1, 2006 to the date of this Agreement;

d.
Investors shall deliver to the Escrow Agent to be held according to the Escrow Agreement a certificate or certificates in 200,000 shares increments representing all Common Shares then owned or controlled by Investors that were acquired pursuant to the November 2006 Financing, the February 2007 Financing or the February 2007 Waiver;

e.	Investors shall deliver to SpatiaLight for cancellation all November 2006 Warrants;

f.
SpatiaLight shall deliver to the Escrow Agent to be held according to the Escrow Agreement, a certificate or certificates representing the number of Common Shares computed according to the Escrow Agreement (the “SpatiaLight Escrow Shares”); and

g.	SpatiaLight shall deliver to Investors a legal opinion of Franklin, Cardwell & Jones regarding the registration and transferability of the SpatiaLight Escrow Shares.

5. Representations of SpatiaLight. SpatiaLight represents to Investors that:

a.	The SpatiaLight Escrow Shares shall not bear a restricted legend under applicable Federal and state securities laws.

b.
This Agreement has been duly authorized, executed and delivered by SpatiaLight and constitutes a legal, valid and binding obligation of SpatiaLight, enforceable in accordance with its terms (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization or other similar laws and to general principles of equity).

c.
SpatiaLight’s execution, delivery and performance of this Agreement does not (i) violate or conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of SpatiaLight, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which SpatiaLight is a party or by which any property or asset of SpatiaLight is bound or affected, (ii) conflict with SpatiaLight’s certificate of incorporation or bylaws or (iii) conflict with or result in a violation of any law, rule or regulation applicable to SpatiaLight, or any order or judgment of any court or other agency of government applicable to, or affecting SpatiaLight.

d.
SpatiaLight has filed all forms, reports and documents (the “SEC Documents”) required to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the Commission thereunder during the 12 month period ending on the date of this Agreement. Except as corrected by subsequent amendment, as of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading. Except as corrected by subsequent amendment, as of their respective filing dates, the financial statements of SpatiaLight included in the SEC Documents complied as to form in all material respects with the applicable accounting requirements and the rules and regulations of the Commission thereunder and were prepared in accordance with generally accepted accounting principles and fairly presented, in all material respects, the financial position of SpatiaLight as at the dates thereof and the results of operations and cash flows of SpatiaLight for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount).

e.
Neither the Commission nor any state regulatory authority has issued, or threatened to issue, any order preventing or suspending the use of the Registration Statement or the prospectus contained therein or has instituted or, to SpatiaLight’s knowledge, threatened to institute any proceedings with respect to such an order.

f.
No consent, approval, authorization or order of, or filing or registration with, any court, regulatory authority or other governmental agency or body or third party is required in connection with the transactions contemplated herein.

g.
SpatiaLight hereby confirms that neither it nor, to its knowledge, any other person acting on its behalf has provided Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.

6.	Representations of Investors. Each of the Investors represents and warrants to SpatiaLight that:

a.
It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and it has full right, power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the terms of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

b.	The Investors and all of their affiliates have been compliant to all SEC laws and regulations regarding any transactions involving Common Shares;

c.
All records provided to SpatiaLight relating to transactions in Common Shares are complete, true and accurate and contain all transactions in Common Shares that were issued (or deemed to be issued) pursuant to the November 2006 Financing, the February 2007 Financing, and the February Waiver;

d.
This Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization or other similar laws and to general principles of equity);

e.
Its execution, delivery and performance of this Agreement does not violate or conflict with its governing documents or any law, rule or regulation applicable to it, or any order or judgment of any court or other agency of government applicable to or affecting it.

7. Indemnification.

a.
SpatiaLight shall indemnify and hold harmless Investors, the officers, directors, agents, investment advisors and employees of Investors, each person who controls any such person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus contained therein or in any amendment or supplement thereto or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, (ii) the inaccuracy in any representation or breach of any warranty of SpatiaLight contained herein, or (iii) any third party claim arising from or based in whole or in part upon the November 2006 Financing.

b.
Investors shall indemnify and hold harmless SpatiaLight, its current and former directors, officers, agents and employees, each person who controls SpatiaLight (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling person, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or in any amendment or supplement thereto or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission is contained in any information so furnished in writing by Investors to SpatiaLight specifically for inclusion in the Registration Statement or such prospectus, amendment or supplement, or (ii) the inaccuracy in any representation or breach of any warranty of Investors contained herein.

c.
If any proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party from whom indemnity is due (for purposes of this Section 7, such notified party shall be referred to as the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with the defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel, (but no more than one separate counsel on behalf of all of the Indemnified Parties) shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding affected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

d.
All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

e.
If a claim for indemnification hereunder is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions or alleged actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission or alleged action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

f.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of Section 7(e), the Investors and the other Indemnified Parties shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such person from the sale of the Escrow Shares subject to such dispute exceeds the amount of any damages that such person has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission, except in the case of fraud by such person

g.
The indemnification obligations set forth in (i) Section 7(a)(i) and Section 7(b)(i) shall survive the transactions contemplated herein and shall remain operative and in full force until the expiration of the applicable statute of limitations and (ii) Section 7(a)(ii) and Section 7(b)(ii) shall survive forever. Any claim pending on the expiration date of any applicable survival period for which notice has been given to the Indemnifying Party in accordance with this Agreement may continue to be asserted and indemnified against until finally resolved.

8.	Miscellaneous.

a.
Expenses. Each of the Investors and SpatiaLight agrees to pay its own expenses and disbursements incident to the performance of its obligations hereunder; provided however that SpatiaLight shall pay the fees and expenses of Investors’ counsel and other expenses of Investors as set forth in the Equity Credit Agreement of even date with this Agreement.

b.
Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

c.
Benefit; Successors Bound. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

d.
Amendment. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

e.
Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties will be entitled to specific performance under this Agreement and the Escrow Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained herein or in the Escrow Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. In the event of a default by SpatiaLight pursuant to this Agreement or the Escrow Agreement, or the termination of the Escrow Agreement at any time while the Remaining Settlement Liability is greater than zero, the Investor shall be entitled to liquidated damages in an amount equal to the Remaining Settlement Liability.

f.
Authorized Shares. SpatiaLight agrees to include on the agenda of the next regular meeting of its stockholders a proposal to increase the authorized Common Shares and to use reasonable efforts, including a recommendation by its board of directors, to cause such proposal to be adopted by the stockholders and shall promptly after the approval of any such proposal file with such documents as are necessary to amend its Certificate of Incorporation to increase its authorized Common Shares. In the event that the SpatiaLight Additional Contributed Shares are limited at any time by the authorized Common Shares, SpatiaLight shall promptly call a special meeting of its stockholders for the purpose of increasing its authorized capital and will use reasonable efforts to cause the adoption of such increase. Notwithstanding the foregoing, in the event that SpatiaLight has not caused the number of authorized shares to be increased within 150 days of the requirement therefor, then such failure to authorize such additional shares shall be an event of default hereunder.

g.
Severability. Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

h.
Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient’s facsimile machine) of receipt by the recipient of such notice: (i) if to Investors at the address of Investors on the signature page hereof; and (ii) if to SpatiaLight, at Five Hamilton Landing, Novato CA 94949, Facsimile No. (415) 883-3363

i.
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principles regarding conflicts of laws. The parties irrevocably consent to the exclusive jurisdiction of any State or Federal Court located within the County of New York, State of New York, in connection with any action or proceeding arising out of or relating to this Agreement. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

j.
Further Assurances. In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

k.	Section Headings. The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

l.
Construction. Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

m.
Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto in portable document format (“PDF”) by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. A facsimile or PDF transmission of this signed Agreement shall be legal and binding on all parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SPATIALIGHT:

SPATIALIGHT INC.

By:  /s/ David F. Hakala
Name:  David F. Hakala
Title:  CEO

INVESTORS:

SOUTHRIDGE PARTNERS LP

By:  /s/ Steve Hicks
Name:  Steve Hicks
Title:
Address:    Southridge Partners LP
90 Grove Street
Ridgefield, CT 06877

SOUTHSHORE CAPITAL FUND LTD.

By:  /s/ David Sims
Name:  David Sims
Title:
Address:    Southshore Capital Fund Ltd.
Harbour House, 2nd Floor
Waterfront Drive
P.O. Box 972
Road Town, Tortola
BVI

PIERCE DIVERSIFIED STRATEGY
MASTER FUND, LLC, ENA

By:  /s/ Brendan O' Neil
Name:  Brendan O' Neil
Title:
Address:    Enable Capital Management
One Ferry Building, Suite 255
San Francisco, CA 94111

ENABLE OPPORTUNITY PARTNERS LP

By:  /s/ Brendan O' Neil
Name:  Brendan O' Neil
Title:
Address:    Enable Capital Management
One Ferry Building, Suite 255
San Francisco, CA 94111

ENABLE GROWTH PARTNERS LP

By:  /s/ Brendan O' Neil
Name:  Brendan O' Neil
Title:
Address:    Enable Capital Management
One Ferry Building, Suite 255
San Francisco, CA 94111

IROQUOIS MASTER FUND LTD.

By:  /s/ Joshua Silverman
Name:  Joshua Silverman
Title:
Address:    Iroquois Master Fund Ltd.
641 Lexington Avenue,
26th Floor
New York, New York 10022